UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2010 annual meeting of stockholders of Santarus, Inc. (the “Company”) was held on June 10, 2010. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.
     Proposal 1. The election of two members of the Company’s board of directors for terms expiring at the 2013 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Daniel D. Burgess	37,541,682	302,304	14,807,389
Michael G. Carter	37,478,878	365,108	14,807,389
     Proposal 2. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. In accordance with the results below, the selection of Ernst & Young LLP was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,409,033	184,760	57,582	—
***

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: June 14, 2010	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer